Exhibit 99.1

FOR IMMEDIATE RELEASE	April 4, 2005

Contacts:
Donald Clarke	David Peikin
EVP and Chief Financial Officer	Director of Corporate Communications
301-296-2711	301-296-2262
dclarke@visualnetworks.com	dpeikin@visualnetworks.com

Visual Networks Announces Preliminary First Quarter Results

Rockville, MD — Visual Networks, Inc. (Nasdaq: VNWK) today announced preliminary results for the first fiscal quarter ended March 31, 2005. The Company anticipates revenue to be in the range of $9.3 million to $9.7 million with a per share loss of $0.07 to $0.09 cents.

“Our first quarter results were significantly impacted by merger activities at five of our major service provider channels-AT&T, MCI, SBC, Sprint and Verizon,” said Larry Barker, President and CEO of Visual Networks. “Due to significant changes in their procurement processes including changes resulting from Sarbanes-Oxley compliance and general merger distraction, our channel partners were unable to finalize typical end-of-quarter transactions that were necessary for us to meet our forecasted financial objectives. Although we were disappointed these deals did not happen in the first quarter, we anticipate these deals will close in the near future.”

“In addition, several key channel partners are behind in the adoption of our Select AppFlows and Select AppSummary software modules as part of their service offerings, which also negatively impacted first quarter revenue,” continued Barker. “We continue to aggressively work with these channel partners to have these features added to their offerings in the second quarter.”

“Given the fundamental changes in the market and how our customers are purchasing from us, visibility into the next few quarters is becoming increasingly difficult,” concluded Barker. “We are working to get a better handle on how this impacts our business model and financial expectations and we will give you a further update regarding our outlook on our April 21 conference call.”

Conference Call
Visual Networks’ management will host a discussion of this announcement with investors and financial analysts today, Monday April 4, 2005 at 5:00 p.m. (EDT). To participate in the teleconference, please dial 617-614-4911, passcode 58359409. A live web cast of the call will also be available at http://www.visualnetworks.com/news.

For those unable to listen to the live call, a replay will be available from 7:00 p.m. (EDT) on April 4, 2005 until 7:00 p.m. (EDT) on April 7, 2005 by dialing 617-801-6888 and entering passcode 70338512. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/news.

About Visual Networks
Visual Networks (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery of mission-critical applications across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

Note to Investors
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with market acceptance of Visual UpTime Select, fluctuations in IT budgets and spending, issues related to the Company’s distribution channels, the potential repayment of the Company’s outstanding debentures, rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, ongoing patent litigation, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.